UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

CommerceTel Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
(Address of principal executive offices) (zip code)

(866)622-4261
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, New York 10036
Phone: (212) 584-7805
Fax: (646) 380-6899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 26, 2012, management and the Audit Committee of the Board of Directors of CommerceTel Corporation (the “Company”) concluded that the Company should restate goodwill related charges in connection with its three acquisitions that were completed during the year ended December 31, 2011. The determination was made in connection with the preparation of the Form 10-K for the year ended December 31, 2011 (the “Form 10-K”), at the advice of M&K CPAS, PLLC, the Company’s recently engaged independent registered public accounting firm (“M&K”), and following discussions with the accounting staff of the Securities and Exchange Commission.  M&K advised the Company on March 21st 2012, that valuing the restricted common stock issued in the acquisitions at the price paid by investors for Company shares in a number of private offerings around the time of the acquisitions was incorrect, and that a revised discounted restricted common stock valuation be used.  As a result of the revised restricted stock valuation, the Company’s will also restate share based compensation as well as certain derivative liabilities. The revised discounted restricted common stock valuations are expected to result in understated goodwill for each of the three acquisitions, understated stock based compensation expense, an understatement of certain derivative liabilities and an understatement of the related expense related to the Company’s derivative liability, as reflected in its financial statements for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011.  Therefore, the Company concluded that the financial statements included in its Quarterly Reports on Form 10-Q for the quarters then ended should no longer be relied upon and, accordingly, the Company intends to restate its financial statements for each of these three quarters.

Because the Company has re-engaged its valuation experts to advise it on the proper valuation of the stock issued in the acquisitions, the exact impact of the restatement on the Company’s financial statements is not known at the present time. The Company’s expects to include the restatements in the Form 10-K which is expected to be filed no later than April 15th, 2012.  The Company further expects that the charges, which are unrelated to the Company’s cash flow or operations, will be non-recurring.

The Company has requested from its independent accountant a letter addressed to the Securities and Exchange Commission in which it confirms that it agrees with the statements made in response to this Item 4.02. Such letter is attached hereto as Exhibit 16.1.

Item 7.01 Regulation FD Disclosure.

The Company has been in talks with prospective investors and intends to disclose to them that it expects to report revenues for the fourth quarter, ending December 31, 2011, of approximately $980,000, an improvement of 16% from $843,000 in revenues for the third quarter ending September 30th, 2011. Cash used in Operating Activities is also projected to improve approximately 44% to an estimated $110,000 as compared to the third quarter, ending September 30th, 2011, of $194,000.

The Company also expects that it will incur a charge related to the impairment of goodwill during the last quarter of 2011 as a result of the valuation issues identified above under Item 4.02.  The exact amount of the charge is unknown at this time.

The information in the preceding paragraphs shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, including statements with respect to the Company’s fiscal 2011 results. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this Current Report on Form 8-K.  Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” included within the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and the risks discussed in the Company’s subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, the Company undertakes no obligation to address or publicly update any of its forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

16.1	Letter from M&K CPAS, PLLC, dated April 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCETEL CORPORATION

April 9, 2012	By:	/s/ Dennis Becker
Chief Executive Officer